As filed with the Securities and Exchange Commission on December 17, 2010
Registration Statement No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

VENTRUS BIOSCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2834	20-8729264
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification No. )

787 7th Avenue, 48th Floor
New York, New York 10019
(212) 554-4300
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_____________________

Russell H. Ellison, M.D.
Chief Executive Officer
Ventrus Biosciences, Inc.
787 7th Avenue, 48th Floor
New York, New York 10019
(212) 554-4300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_____________________

Copies to:

Alexander M.  Donaldson, Esq.
W.  David Mannheim, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Telephone: (919) 781-4000
Facsimile: (919) 781-4865
Steven D. Uslaner, Esq. Mark F. Coldwell, Esq. Littman Krooks LLP 655 Third Avenue New York, New York 10017 Telephone: (212) 490-2020 Facsimile: (212) 490-2990
_____________________

Approximate date of commencement of proposed sale to the public: As promptly as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-168224

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock, $0.001 par value per share (2)	115,000	$6.00	$690,000	$49.20

Shares of common stock underlying underwriter’s common stock purchase warrant	6,800	$7.50	$51,000	$3.64

Total			$741,000	$52.84

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes 15,000 shares of common stock that may be issued pursuant to the exercise of a 45-day option granted by the registrant to the underwriter cover over-allotments, if any.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

The Registrant is filing this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to increase the amount of securities available for sale under its previously filed Registration Statement on Form S-1 (No. 333-168224, filed on July 20, 2010 and declared effective on December 15, 2010) by 121,800 shares, which represents 3.6% of the 3,410,400 shares registered under such previously filed Registration Statement, the contents of which, including all exhibits thereto, are incorporated herein by reference.

Item 16.  Exhibits.

(a)           The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document	Registrant’s Form	Dated	Exhibit Number	Filed Herewith
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.				X
23.1	Consent of J. H. Cohn LLP.				X
23.3	Consent of Wyrick Robbins Yates & Ponton LLP (included as part of Exhibit 5.1).				X
24.1	Power of Attorney (included in the signature pages hereto).				X
_____________________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on December 16, 2010.

VENTRUS BIOSCIENCES, INC.

Date: December 16, 2010	By:	/s/ Russell H. Ellison
Name: Russell H. Ellison
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below each severally constitutes and appoints Russell H. Ellison and David J. Barrett, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Russell H. Ellison Russell H. Ellison	Chief Executive Officer (Principal Executive Officer) and Director	December 16, 2010
/s/ David J. Barrett David J. Barrett	Chief Financial Officer (Principal Financial and Accounting Officer)	December 16, 2010
/s/ Mark Auerbach Mark Auerbach	Director	December 16, 2010
/s/ Joseph Felder Joseph Felder	Director	December 16, 2010
/s/ Myron Z. Holubiak Myron Z. Holubiak	Director	December 16, 2010
/s/ Thomas Rowland Thomas Rowland	Director	December 16, 2010